EXHIBIT 99.2

YUBO INTERNATIONAL BIOTECH LIMITED (Formerly Magna-Lab Inc.) AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

Index to Pro Forma Combined Financial Statements

Table of Contents

Pro Forma Combined Balance Sheets as of September 30, 2020 (Unaudited)	PF-1

Pro Forma Combined Statements of Operations and Comprehensive Loss (Unaudited):

For the year ended December 31, 2019	PF-2

For the nine months ended September 30, 2020	PF-3

Notes to Pro Forma Combined Financial Information	PF-4

YUBO INTERNATIONAL BIOTECH LIMITED (formerly Magna-Lab Inc.) AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

PRO FORMA COMBINED BALANCE SHEETS

As of September 30, 2020

(Expressed in US Dollars)

(Unaudited)

	Yubo International Biotech Limited	Platinum International Biotech Co., Ltd and Subsidiaries and VIE	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets
Cash	$—	$749,440	$—	$749,440
Receivables	—	5,458	—	5,458
Prepaid expenses	—	42,295	—	42,295
Inventory	—	83,607	—	83,607
Due from related parties	—	463,831	—	463,831
Total Current Assets	—	1,344,631	—	1,344,631
			—
Property and equipment, net	—	77,255	—	77,255
Intangible assets, net	—	54,872	—	54,872
Operating lease right of use asset	—	364,426	—	364,426
Lease security deposit	—	80,008	—	80,008
Total Assets	$—	$1,921,192	$—	$1,921,192

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,737	$120,852	$—	$123,589
Customer deposits	—	15,378	—	15,378
Due to related parties	8,471	88,359	—	96,830
Operating lease liability – current	—	306,707	—	306,707
Total Current Liabilities	11,208	531,296	—	542,504

Non-current liabilities
Operating lease liability – non-current	—	57,718	—	57,718
Total Liabilities	11,208	589,014	—	600,222

Commitments and contingencies

Shareholders’ Equity:
Common stock	117,879	1,015	(a)(116,697) (b)115,985	118,182
Additional Paid in Capital	28,682,121	1,993,197	(a)116,697 (b) (28,927,193)	1,864,822
Accumulated deficit	(28,811,208)	(661,494)	(b) 28,811,208	(661,494)
Accumulated other comprehensive income (loss)	—	(540)	—	(540)
Total Shareholders’ Equity	(11,208)	1,332,178	—	1,320,970
Total Liabilities and Shareholders’ Equity	$—	$1,921,192	$—	$1,921,192

The accompanying notes to pro forma combined financial information are an integral part of these pro forma combined financial statements.

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YUBO INTERNATIONAL BIOTECH LIMITED (formerly Magna-Lab Inc.) AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

PRO FORMA COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the year ended December 31, 2019

(Expressed in US Dollars)

(Unaudited)

	Yubo International Biotech Limited	Platinum International Biotech Co., Ltd and Subsidiaries and VIE	Pro Forma Adjustments	Pro Forma Combined
Revenue
Sales	$—	$—	$—	$—
Cost of Goods Sold	—	—	—	—
Gross Profit	—	—	—	—
Operating expenses:
Sales commissions	—	—	—	—
Employee compensation	—	4,951	—	4,951
Occupancy	—	101,702	—	101,702
Depreciation and amortization of property and equipment	—	91	—	91
Amortization of intangible assets	—	—	—	—
Other operating expenses	29,000	124,322	—	153,322
Total Operating Expenses	29,000	231,066		260,066
Income (loss) from operations	(29,000)	(231,066)	—	(260,066)

Other Income (Expenses)
Interest expenses	(105,000)	(127)	—	(105,127)
Total Other Income (Expenses)	(105,000)	(127)	—	(105,127)

Loss before Provision for Income Tax	(134,000)	(231,193)	—	(365,193)

Provision for Income Tax	—	—	—	—

Net loss	$(134,000)	$(231,193)	$—	$(365,193)
Net loss per share basic and diluted	$(0.11)	$(0.02)	$0.13	$(0.00)
Weighted average common shares outstanding basic and diluted	1,179,000	10,000,000	107,003,322	118,182,332

Comprehensive income (loss)
Net loss	(134,000)	(231,193)	—	(365,193)
Foreign currency translation adjustment	—	(3,935)	—	(3,935)
Total comprehensive income (loss)	$(134,000)	$(235,128)	$—	$(369,128)

The accompanying notes to pro forma combined financial information are an integral part of these pro forma combined financial statements.

F-2

YUBO INTERNATIONAL BIOTECH LIMITED (formerly Magna-Lab Inc.) AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

PRO FORMA COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the nine months ended September 30, 2020

(Expressed in US Dollars)

(Unaudited)

	Yubo International Biotech Limited	Platinum International Biotech Co., Ltd and Subsidiaries and VIE	Pro Forma Adjustments	Pro Forma Combined
Revenue
Sales	$—	$471,148	$—	$471,148
Cost of Goods Sold	—	39,724	—	39,724
Gross Profit	—	431,424	—	431,424
Operating expenses:	—
Sales commissions	—	187,963	—	187,963
Employee compensation	—	113,748	—	113,748
Occupancy	—	159,889	—	159,889
Depreciation and amortization of property and equipment	—	16,250	—	16,250
Amortization of intangible assets	—	1,929	—	1,929
Other operating expenses	28,000	381,789	—	409,789
Total Operating Expenses	28,000	861,568		889,568
Income (loss) from operations	(28,000)	(430,144)	—	(458,144)

Other Income (Expenses)
Gain from debt extinguishment	191,000	—	—	191,000
Gain from settlement of accounts payable	167,000	—	—	167,000
Interest expenses	(53,000)	(157)	—	(53,157)
Total Other Income (Expenses)	305,000	(157)	—	304,843
	—
Income (Loss) before Provision for Income Tax	277,000	(430,301)	—	(153,301)

Provision for Income Tax	—	—	—	—

Net income (loss)	$277,000	$(430,301)	$—	$(153,301)
Net income (loss) per share basic and diluted	$0.23	$(0.04)	$(0.19)	$(0.00)
Weighted average common shares outstanding basic and diluted	1,179,000	10,011,116	106,992,216	118,182,332

Comprehensive income (loss)
Net income (loss)	$277,000	$(430,301)	$—	$(153,301)
Foreign currency translation adjustment	—	3,395	—	3,395
Total comprehensive income (loss)	$277,000	$(426,906)	$—	$(149,906)

The accompanying notes to pro forma combined financial information are an integral part of these pro forma combined financial statements.

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YUBO INTERNATIONAL BIOTECH LIMITED (formerly Magna-Lab Inc.) AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

Notes to Pro Forma Combined Financial Information

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

On January 14, 2021, Yubo International Biotech Limited (formerly Magna-Lab Inc.) (“YBGJ”) closed a Share Exchange Agreement (the “Exchange Agreement”) with Platinum International Biotech Co. Ltd (“Platinum”) and its seven shareholders whereby YBGJ acquired all issued and outstanding ordinary shares of Platinum capital stock for consideration of 117,000,000 shares of YBGJ Class A common stock. Coincident with the closing, the 116,697,438 shares of YBGJ Class A common stock acquired by Ms. Lina Liu on October 2, 2020 were cancelled.

The accompanying pro forma combined balance sheet as of September 30, 2020 (unaudited) has been presented as if the acquisition took place on September 30, 2020. The accompanying proforma combined statements of operations (unaudited) have been presented as if the acquisition took place on January 1, 2019. The pro forma information is not necessarily indicative of the results that would have been reported had the acquisition actually occurred on January 1, 2019, nor is it intended to project results of operations for any future period.

NOTE 2 – PRO FORMA ADJUSTMENTS

The pro forma adjustments to the combined financial statements (unaudited) are as follows:

(a)	to reflect the cancellation of the 116,697,438 shares of YBGJ Class A common stock acquired by Ms. Lina Liu on October 2, 2020.

(b)	to reflect the issuance of 117,000,000 shares of YBGJ Class A common stock issued in connection with the acquisition of Platinum.

F-4